Information Regarding Adoption of ASC 606, Revenue from Contracts with Customers

Express, Inc. (the "Company") adopted the new revenue recognition accounting standard, ASC 606, Revenue from Contracts with Customers ("ASC 606") in the first quarter of 2018. ASC 606 is effective for all public companies for annual reporting periods beginning after December 15, 2017. The Company adopted the new revenue accounting standard using the “full retrospective” method. This requires that the financial statements for 2017 and 2016 be adjusted as though ASC 606 was adopted in the first period presented. The Company has provided the information contained in this Exhibit 99.3, which details the adjustments required in applying the full retrospective method, because it believes it provides information to be able to compare the 2018 outlook with prior periods on a consistent basis under ASC 606. Beginning with the the first quarter of 2018, the Company's financial results will be reported under ASC 606 with prior period financial results being retrospectively adjusted as provided in this exhibit.

The new standard primarily impacts the Company's revenue recognition as follows:

•	accounting for points earned through the NEXT customer loyalty program as a deferral of revenue at retail rather than a liability under the cost method;

•	reclassification of income and associated costs related to our private label credit card arrangement from Selling, General, and Administrative Expenses to Net Sales and Costs of Goods Sold; and

•	the recognition of e-commerce revenue when merchandise is shipped rather than when it is received by the customer.

Selected Information from the Consolidated Statements of Income (Unaudited)
(in thousands, except per share amounts)		2017			2016
	As reported	Adjustments	Recast	As reported	Adjustments	Recast
NET SALES	$2,138,030	$20,472	$2,158,502	$2,192,547	$11,870	$2,204,417
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	1,522,797	8,194	1,530,991	1,529,343	385	1,529,728
Gross profit	615,233	12,278	627,511	663,204	11,485	674,689
Selling, general and administrative expenses	562,088	11,462	573,550	559,541	10,005	569,546
OPERATING INCOME	29,740	816	30,556	103,601	1,480	105,081
INCOME BEFORE INCOME TAXES	28,035	816	28,851	90,617	1,480	92,097
INCOME TAX EXPENSE	8,669	1,309	9,978	33,200	557	33,757
NET INCOME	$19,366	$(493)	$18,873	$57,417	$923	$58,340

EARNINGS PER SHARE:
Basic	$0.25	$(0.01)	$0.24	$0.73	$0.01	$0.74
Diluted	$0.25	$(0.01)	$0.24	$0.73	$0.01	$0.74

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	78,592		78,592	78,669		78,669
Diluted	78,870		78,870	79,049		79,049

Sales by Channel (Unaudited)
(in thousands)		2017			2016
	As reported	Adjustments	Recast	As reported	Adjustments	Recast
Stores	$1,590,745	$1,476	$1,592,221	$1,737,722	$2,438	$1,740,160
E-commerce	509,039	432	509,471	413,448	(523)	412,925
Other revenue	38,246	18,564	56,810	41,377	9,955	51,332
Total net sales	$2,138,030	$20,472	$2,158,502	$2,192,547	$11,870	$2,204,417

Selected Information from the Consolidated Statements of Income (Unaudited)
(in thousands, except per share amounts)		Q1'17			Q2'17			Q3'17			Q4'17
	As reported	Adj.	Recast	As reported	Adj.	Recast	As reported	Adj.	Recast	As reported	Adj.	Recast
NET SALES	$467,029	$7,163	$474,192	$478,536	$2,673	$481,209	$498,651	$4,768	$503,419	$693,814	$5,868	$699,682
COST OF GOODS SOLD, BUYING AND OCCUPANCY COSTS	340,031	1,880	341,911	347,066	386	347,452	349,850	2,377	352,227	485,850	3,551	489,401
Gross profit	126,998	5,283	132,281	131,470	2,287	133,757	148,801	2,391	151,192	207,964	2,317	210,281
Selling, general and administrative expenses	130,072	2,267	132,339	131,736	2,433	134,169	137,721	2,772	140,493	162,559	3,990	166,549
OPERATING INCOME	(9,746)	3,016	(6,730)	(15,882)	(146)	(16,028)	11,163	(381)	10,782	44,205	(1,673)	42,532
(LOSS) INCOME BEFORE INCOME TAXES	(10,531)	3,016	(7,515)	(16,053)	(146)	(16,199)	10,586	(381)	10,205	44,033	(1,673)	42,360
INCOME TAX (BENEFIT) EXPENSE	(6,000)	1,153	(4,847)	(4,251)	(57)	(4,308)	4,316	(142)	4,174	14,604	355	14,959
NET INCOME (LOSS)	$(4,531)	$1,863	$(2,668)	$(11,802)	$(89)	$(11,891)	$6,270	$(239)	$6,031	$29,429	$(2,028)	$27,401

EARNINGS PER SHARE:
Basic	$(0.06)	$0.02	$(0.03)	$(0.15)	$—	$(0.15)	$0.08	$—	$0.08	$0.38	$(0.03)	$0.35
Diluted	$(0.06)	$0.02	$(0.03)	$(0.15)	$—	$(0.15)	$0.08	$—	$0.08	$0.37	$(0.03)	$0.35

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	78,446		78,446	78,786		78,786	78,805		78,805	78,333		78,333
Diluted	78,446		78,446	78,786		78,786	78,890		78,890	78,927		78,927

Sales by Channel (Unaudited)
(in thousands)		Q1'17			Q2'17			Q3'17			Q4'17
	As reported	Adj.	Recast	As reported	Adj.	Recast	As reported	Adj.	Recast	As reported	Adj.	Recast
Stores	$357,779	$4,142	$361,921	$382,376	$(47)	$382,329	$371,847	$(931)	$370,916	$478,743	$(1,688)	$477,055
E-commerce	97,572	758	98,330	89,955	283	90,238	118,176	(77)	118,099	203,336	(532)	202,804
Other revenue	11,678	2,263	13,941	6,205	2,437	8,642	8,628	5,776	14,404	11,735	8,088	19,823
Total net sales	$467,029	$7,163	$474,192	$478,536	$2,673	$481,209	$498,651	$4,768	$503,419	$693,814	$5,868	$699,682